Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
CUSTODY AGREEMENT
THIS AMENDMENT effective as of the last date on the signature block, to the Custody Agreement (the “Agreement”) dated as of December 27, 2021, as amended, is entered into by and between TOTAL FUND SOLUTION, a Delaware statutory trust (the “Trust”), and U.S. NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business in Minneapolis, Minnesota (the “Custodian”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following Fund:
Cromwell Foresight Global Sustainable Infrastructure Fund

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.
NOW, THEREFORE, the parties agree as follows:
1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.
TOTAL FUND SOLUTION    U.S. BANCORP FUND SERVICES, LLC
By:    /s/ Michael J. Weckwerth        By:    /s/ Gregory Farley
Name:    Michael J. Weckwerth        Name:    Gregory Farley
Title:    President        Title:    Senior Vice President
Date:    11/3/2022        Date:    11/3/2022

Exhibit A to the Custody Agreement
Cromwell Investment Advisors
Name of Series
Cromwell Marketfield L/S Fund
Cromwell CenterSquare Real Estate Fund
Cromwell Tran Capital Focused Fund
Cromwell Foresight Global Sustainable Infrastructure Fund
Custody Services Fee Schedule1 at December 2021

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
___ basis points+
Minimum annual fee per fund+ – $___
Plus portfolio transaction fees

Portfolio Transaction Fees
$___ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$___– Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$___ – Option/SWAPS/future contract written, exercised or expired
$___ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$___ – Physical security transaction
$___ – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$___ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $___ filing fee per class action per account, plus ___% of gross proceeds, up to a maximum per recovery not to exceed $___.
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus [ ]% unless a line of credit is in place.
Third Party lending - Additional fees will apply

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

+ Subject to a ___% discount until net assets of the fund reach $___million. From $___ million to $___ million subject to a ___% discount on the entire basis points, minimum or base fees. After $___ million, the discount will be removed entirely. Fees and minimums (including discounts) will be calculated and determined each month.
Fees are calculated pro rata and billed monthly.
1 Excluded any fees for bank loan services

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	___	$___	Hong Kong	___	$___	Poland	___	$___
Australia	___	$___	Hungary	___	$___	Portugal	___	$___
Austria	___	$___	Iceland	___	$___	Qatar	___	$___
Bahrain	___	$___	India	___	$___	Romania	___	$___
Bangladesh	___	$___	Indonesia	___	$___	Russia	___	$___
Belgium	___	$___	Ireland	___	$___	Saudi Arabia	___	$___
Bermuda	___	$___	Israel	___	$___	Serbia	___	$___
Botswana	___	$___	Italy	___	$___	Singapore	___	$___
Brazil	___	$___	Japan	___	$___	Slovakia	___	$___
Bulgaria	___	$___	Jordan	___	$___	South Africa	___	$___
Canada	___	$___	Kenya	___	$___	South Korea	___	$___
Chile	___	$___	Kuwait	___	$___	Spain	___	$___
China Connect	___	$___	Latvia	___	$___	Sri Lanka	___	$___
China (B Shares)	___	$___	Lithuania	___	$___	Sweden	___	$___
Colombia	___	$___	Luxembourg	___	$___	Switzerland	___	$___
Costa Rica	___	$___	Malaysia	___	$___	Taiwan	___	$___
Croatia	___	$___	Malta	___	$___	Thailand	___	$___
Cyprus	___	$___	Mauritius	___	$___	Tunisia	___	$___
Czech Republic	___	$___	Mexico	___	$___	Turkey	___	$___
Denmark	___	$___	Morocco	___	$___	UAE	___	$___
Egypt	___	$___	Namibia	___	$___	Uganda	___	$___
Estonia	___	$___	Netherlands	___	$___		___	$___
Eswatini	___	$___	New Zealand	___	$___	Ukraine	___	$___
Euroclear (Eurobonds)	___	$___	Nigeria	___	$___	United Kingdom	___	$___
Euroclear (Non-Eurobonds)	___	$___	Norway	___	$___	Uruguay	___	$___
Finland	___	$___	Oman	___	$___	Vietnam	___	$___

France	___	$___	Pakistan	___	$___	West African Economic Monetary Union (WAEMU)*	___	$___
Germany	___	$___	Panama	___	$___	Zambia	___	$___
Ghana	___	$___	Peru	___	$___	Zimbabwe	___	$___
Greece	___	$___	Philippines	___	$___

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Global Custody Base Fee+
A monthly base fee of $___ per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

+ Subject to a ___% discount until net assets of the fund reach $___ million. From $___ million to ___ million subject to a ___% discount on the entire basis points, minimum or base fees. After $___ million, the discount will be removed entirely. Fees and minimums (including discounts) will be calculated and determined each month.

Global Custody Tax Services: +
Global Filing: $___ per annum
U.S. Domestic Filing: ___ per annum (Only ADRs)
Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).

+ Subject to a ___% discount until net assets of the fund reach $___ million. From ___ million to $___ million subject to a ___% discount on the entire basis points, minimum or base fees. After $___ million, the discount will be removed entirely. Fees and minimums (including discounts) will be calculated and determined each month.

Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Advisor’s signature as acknowledgement of the fee schedule on Exhibit A is not needed. Cromwell Investment Advisors LLC signed the fee schedule on Exhibit A on March 1, 2022.